Entergy
639 Loyola Avenue
New Orleans, LA 70113
Exhibit 99.1

News
Release

Date:	Nov. 2, 2015

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com
Entergy Reports Third Quarter Results
Strategic execution marks quarterly results

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported a third quarter 2015 as-reported loss of $4.04 per share, including $5.93 per share of non-cash asset impairments for Pilgrim Nuclear Power Station and James A. FitzPatrick Nuclear Power Plant. Entergy recently announced plans to close Pilgrim and today announced the closing of FitzPatrick. On an operational basis, earnings were $1.90 per share in third quarter 2015. These results compare to third quarter 2014 as-reported earnings of $1.27 per share and operational earnings of $1.68 per share.

“This year we have intensified our focus on executing on the strategy we put in place last year, and the results are becoming evident,” said Entergy chairman and chief executive officer Leo Denault. “Through our accomplishments in the Utility, we continue to strive to meet and exceed our regulators’ and customers’ expectations; and strategic decisions regarding the future of the Entergy Wholesale Commodities’ fleet set us up to deliver long-term value. Our progress enables us to provide improved returns to our owners, safe operations and reliable service to our customers, a rewarding place to work for our employees and sustainable economic benefits to our communities. We thank our stakeholders for their continued support and look forward to continued growth.

“While taking these actions are in the long-term best interest of our stakeholders, in the near-term, these decisions to close nuclear plants are very difficult to make knowing the effect they have on all of our four key stakeholder groups - employees, communities, customers and owners.”

Additional business highlights included the following:

•	Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC became one company on Oct. 1st, now referred to as Entergy Louisiana, LLC.

•	Entergy Wholesale Commodities entered into an agreement to sell its Rhode Island State Energy Center power plant.

•	Entergy Corporation was named to the Dow Jones Sustainability North America Index, one of four electric utility companies designated a sustainability leader on the index.

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2015 vs. 2014
	Third Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported Earnings (Loss) ($ in millions)	(723.0)	230.0	(953.1)	(276.1)	820.6	(1,096.7)
Less Special Items:
Pilgrim/FitzPatrick asset impairments
and related write-offs	(1,062.5)	—	(1,062.5)	(1,062.5)	—	(1,062.5)
Decision to close VY	(1.2)	(73.7)	72.5	(6.9)	(86.4)	79.5
HCM implementation expenses	—	(0.6)	0.6	—	(7.8)	7.8
Total Special Items	(1,063.7)	(74.3)	(989.4)	(1,069.4)	(94.2)	(975.2)
Operational Earnings	340.7	304.4	36.3	793.3	914.8	(121.5)
Weather Impact	29.3	(20.0)	49.3	40.7	3.2	37.5

As-Reported Earnings (Loss) (per share in $)	(4.04)	1.27	(5.31)	(1.54)	4.56	(6.10)
Less Special Items:
Pilgrim/FitzPatrick asset impairments
and related write-offs	(5.93)	—	(5.93)	(5.92)	—	(5.92}
HCM implementation expenses	—	—	—	—	(0.04)	0.04
Decision to close VY	(0.01)	(0.41)	0.40	(0.04)	(0.48)	0.44
Total Special Items	(5.94)	(0.41)	(5.53)	(5.96)	(0.52)	(5.44)
Operational Earnings	1.90	1.68	0.22	4.42	5.08	(0.66)
Weather Impact	0.16	(0.11)	0.27	0.23	0.02	0.21
Totals may not foot due to rounding

Business Unit Results

In addition to the summary business unit discussions below and results provided in Appendix A, a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B to this release. Appendix A also provides information on operating cash flow by business.

Utility, Parent & Other Results

In third quarter 2015, Utility, Parent and Other earnings were $1.72 per share on an as-reported and an operational basis. In comparison, third quarter 2014 as-reported and operational EPS was $1.45. Operational results reflected the effects of productive investments and favorable weather, as well as higher operating expenses. Also contributing to the quarter-over-quarter increase was a regulatory charge recorded in third quarter 2014.

Billed retail sales volume increased quarter-to-quarter on the effects of weather and retail sales growth. On a weather-adjusted basis, billed volume increased 1.8 percent; the components of the sales growth were:

•	Weather-adjusted residential sales decline of (0.1) percent,

•	Commercial sales increase of 1.2 percent on a weather-adjusted basis,

•	Weather-adjusted governmental sales increase of 4.9 percent and

•	Industrial sales increase of 4.0 percent.

Industrial sales growth reflected new and expansion projects that continued to ramp up and come into service, as well as growth from existing customers. Petroleum refineries ran at high utilization levels after their extended spring outages in second quarter 2015.

On a revenue basis, volume was primarily driven by weather. Weather reflected a significantly warmer-than-normal summer in third quarter 2015, compared to a cooler-than-normal season last year. Higher Utility net revenue also included rate adjustments for the Ninemile Point Unit 6 plant that went in service at the end of 2014 and the Entergy Mississippi, Inc. rate case, and increased industrial usage. The earnings effect from these rate adjustments was largely offset by changes in other line items (e.g., non-fuel operation and maintenance and depreciation expenses). Increased regulatory compliance at Arkansas Nuclear One and higher distribution reliability spending were also reflected in the higher non-fuel O&M.

For additional details on Utility’s performance for the quarter, see Appendix C.

Entergy Wholesale Commodities Results

EWC operational adjusted earnings before interest, taxes, depreciation and amortization were $129 million in third quarter 2015, compared to $165 million in the same period a year ago. The decrease in operational adjusted EBITDA was driven largely by lower nuclear energy and capacity prices.

EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2015 vs. 2014
($ in millions)	Third Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Net income	(1,032)	(33)	(999)	(913)	235	(1,148)
Add back: interest expense	7	4	3	19	12	7
Add back: income tax expense	(555)	2	(557)	(488)	141	(629)
Add back: depreciation and amortization	60	72	(12)	187	213	(26)
Subtract: interest and investment income	29	29	—	116	77	39
Add back: decommissioning expense	33	35	(2)	101	104	(3)
Adjusted EBITDA	(1,515)	51	(1,566)	(1,210)	627	(1,837)
Add back:
Special item for HCM implementation (pre-tax)	—	1	(1)	—	3	(3)
Special item for the decision to close VY (pre-tax)	2	113	(111)	11	134	(123)
Special item for Pilgrim/FitzPatrick asset impairments and related write-offs (pre-tax)	1,642	—	1,642	1,642	—	1,642
Operational adjusted EBITDA	129	165	(36)	443	764	(321)
Totals may not foot due to rounding

EWC reported an as-reported loss of $5.76 per share compared to a third quarter 2014 as-reported loss of 18 cents per share. Third quarter 2015 as-reported results included non-cash asset impairments for Pilgrim and FitzPatrick totaling approximately $1.6 billion on a pre-tax basis and approximately $1.1 billion after-tax. Under generally accepted accounting principles, long-

lived assets are typically accounted for on a historical cost basis unless a triggering event occurs which requires an impairment evaluation. Both plants experienced a triggering event in the quarter. Applying the accounting rules after these events led to the charges. The impairments were classified as a special item and therefore, excluded from operational results.

Third quarter 2015 EWC operational earnings were 18 cents per share, compared to 23 cents per share in the third quarter 2014. This decline was driven by lower nuclear capacity and energy pricing partially offset by the closure of VY at the end of last year. VY incurred a net operational loss in the third quarter of 2014.

For additional details on EWC’s performance for the quarter, see Appendix D and webcast presentation slides.

Earnings Guidance

Entergy updated its 2015 operational earnings guidance to be $5.50 to $6.10 per share. Current expectations are around $6.00 per share. The updated guidance range reflects year-to-date weather and updated expectations for tax benefits at Utility, Parent and Other as well as lower fuel, refueling outage and depreciation and amortization expenses at EWC resulting from the Pilgrim and FitzPatrick impairments. See webcast presentation slides for additional details.

Earnings Teleconference

A teleconference will be held at 10 a.m. CT on Monday, Nov. 2, 2015, to discuss Entergy’s third quarter 2015 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 60315863, no more than 15 minutes prior to the start of the call. The presentation slides are also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through Nov. 9, 2015, by dialing (855) 859-2056, conference ID 60315863. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $12 billion and approximately 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional information regarding Entergy’s quarterly results of operations, regulatory proceedings and other matters is available in Entergy’s earnings release package, a copy of which will be filed with the U.S. Securities and Exchange Commission, and the quarterly presentation slides. The earnings package contains appendices to this release and financial statements. Both the earnings release package and quarterly presentation slides are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2015 operational earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning FitzPatrick, Pilgrim or VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the pending acquisition of the Union Power Station near El Dorado, Arkansas, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the quarterly materials, see Appendix F.

Third Quarter 2015 Earnings Release Package

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Performance Measures

•	Appendix D: EWC Performance Measures

•	Appendix E: Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release package are:

•	Financial Statements

Accompanying the earnings package is a webcast slide presentation.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for third quarter and year-to-date 2015 versus 2014, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2015 vs. 2014
(Per share in $)
	Third Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported
Utility	2.01	1.72	0.29	4.36	4.00	0.36
Parent & Other	(0.29)	(0.27)	(0.02)	(0.81)	(0.74)	(0.07)
EWC	(5.76)	(0.18)	(5.58)	(5.09)	1.30	(6.39)
Consolidated As-Reported Earnings (Loss)	(4.04)	1.27	(5.31)	(1.54)	4.56	(6.10)

Less Special Items
Utility	—	—	—	—	(0.03)	0.03
Parent & Other	—	—	—	—	—	—
EWC	(5.94)	(0.41)	(5.53)	(5.96)	(0.49)	(5.47)
Consolidated Special Items	(5.94)	(0.41)	(5.53)	(5.96)	(0.52)	(5.44)

Operational
Utility	2.01	1.72	0.29	4.36	4.03	0.33
Parent & Other	(0.29)	(0.27)	(0.02)	(0.81)	(0.74)	(0.07)
EWC	0.18	0.23	(0.05)	0.87	1.79	(0.92)
Consolidated Operational Earnings	1.90	1.68	0.22	4.42	5.08	(0.66)
Weather Impact	0.16	(0.11)	0.27	0.23	0.02	0.21

Detailed earnings variance analyses are included in Appendix B-1 and Appendix B-2.

Appendix A-2 provides the components of OCF contributed by each business with current quarter and year-to-date comparisons.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2015 vs. 2014
($ in millions)
	Third Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility	833	1,239	(406)	2,049	2,243	(194)
Parent & Other	13	(83)	96	(81)	(208)	127
EWC	165	207	(42)	381	856	(475)
Total Operating Cash Flow	1,011	1,363	(352)	2,350	2,891	(542)
Totals may not foot due to rounding

The primary drivers of the $352 million quarter-over-quarter decrease were the receipt of Isaac-related securitization funds in third quarter 2014 and lower EWC net revenue.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported EPS consistent with GAAP, but are excluded from operational EPS. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
Third Quarter and Year-to-Date 2015 vs. 2014
(After-tax, per share in $)
	Third Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility
HCM implementation expenses	—	—	—	—	(0.03)	0.03
Total Utility	—	—	—	—	(0.03)	0.03

EWC
Pilgrim/FitzPatrick asset impairments
and related write-offs	(5.93)	—	(5.93)	(5.92)	—	(5.92)
Decision to close VY	(0.01)	(0.41)	0.40	(0.04)	(0.48)	0.44
HCM implementation expenses	—	—	—	—	(0.01)	0.01
Total EWC	(5.94)	(0.41)	(5.53)	(5.96)	(0.49)	(5.47)

Total Special Items	(5.94)	(0.41)	(5.53)	(5.96)	(0.52)	(5.44)

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2015 vs. 2014
(Pre-tax except for Income taxes - other, $ in millions)
	Third Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility
Non-fuel O&M	—	(0.7)	0.7	—	(10.2)	10.2
Taxes other than income taxes	—	—	—	—	(0.5)	0.5
Income taxes - other	—	0.4	(0.4)	—	4.6	(4.6)
Total Utility	—	(0.3)	0.3	—	(6.1)	6.1

EWC
Non-fuel O&M	(1.7)	(10.2)	8.5	(10.8)	(27.6)	16.8
Taxes other than income taxes	(0.1)	(0.8)	0.7	0.2	(2.2)	2.4
Asset write-off and impairments	(1,642.2)	(103.0)	(1,539.2)	(1,642.2)	(107.0)	(1,535.2)
Income taxes - other	580.3	39.9	540.4	583.4	48.6	534.8
Total EWC	(1,063.7)	(74.0)	(989.7)	(1,069.4)	(88.1)	(981.3)

Total Special Items	(1,063.7)	(74.3)	(989.4)	(1,069.4)	(94.2)	(975.2)
Totals may not foot due to rounding

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2015 versus 2014 as-reported and operational earnings variance analysis for Utility, EWC, Parent & Other and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis
Third Quarter 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility		Parent & Other			EWC			Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera-tional
2014 earnings	1.72	1.72		(0.27)	(0.27)	(0.18)	0.23		1.27	1.68
Asset write-off and impairments	0.23	0.23	(a)	—	—	(5.56)	—	(b)	(5.33)	0.23
Net revenue	0.36	0.36	(c)	—	—	(0.26)	(0.26)	(d)	0.10	0.10
Income taxes - other	—	—		—	—	0.03	0.03		0.03	0.03
Share effect	0.01	0.01		—	—	—	—		0.01	0.01
Decommissioning expense	(0.01)	(0.01)		—	—	0.01	0.01		—	—
Taxes other than income taxes	(0.03)	(0.03)		—	—	0.03	0.03		—	—
Depreciation/amortization expense	(0.05)	(0.05)	(e)	—	—	0.04	0.04		(0.01)	(0.01)
Interest expense and other charges	(0.01)	(0.01)		(0.01)	(0.01)	(0.01)	(0.01)		(0.03)	(0.03)
Other income (deductions)-other	(0.05)	(0.05)	(f)	—	—	—	—		(0.05)	(0.05)
Non-fuel O&M	(0.16)	(0.16)	(g)	(0.01)	(0.01)	0.14	0.11	(h)	(0.03)	(0.06)
2015 earnings	2.01	2.01		(0.29)	(0.29)	(5.76)	0.18		(4.04)	1.90

Appendix B-2: As-Reported and Operational EPS Variance Analysis
Year-to-Date 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera-tional
2014 earnings	4.00	4.03		(0.74)	(0.74)		1.30	1.79		4.56	5.08
Asset write-off and impairments	0.23	0.23	(a)	—	—		(5.54)	—	(b)	(5.31)	0.23
Other income (deductions) - other	0.02	0.02		(0.05)	(0.05)	(i)	0.12	0.12	(j)	0.09	0.09
Income taxes - other	0.10	0.10	(k)	(0.01)	(0.01)		(0.03)	(0.03)		0.06	0.06
Share effect	0.01	0.01		—	—		—	—		0.01	0.01
Decommissioning expense	(0.03)	(0.03)		—	—		0.01	0.01		(0.02)	(0.02)
Taxes other than income taxes	(0.07)	(0.07)	(l)	—	—		0.05	0.04		(0.02)	(0.03)
Depreciation/amortization expense	(0.14)	(0.14)	(e)	—	—		0.09	0.09	(m)	(0.05)	(0.05)
Interest expense and other charges	(0.05)	(0.05)	(n)	0.01	0.01		(0.02)	(0.02)		(0.06)	(0.06)
Non-fuel O&M	(0.56)	(0.59)	(g)	(0.01)	(0.01)		0.36	0.30	(h)	(0.21)	(0.30)
Net revenue	0.85	0.85	(c)	(0.01)	(0.01)		(1.43)	(1.43)	(d)	(0.59)	(0.59)
2015 earnings	4.36	4.36		(0.81)	(0.81)		(5.09)	0.87		(1.54)	4.42

(a)	The current quarter and year to date increases were due to the third quarter 2014 charge associated with the EMI rate case settlement ($60.9 million pre-tax, $40.5 million after-tax).

(b)
The as-reported current quarter and year-to date decreases were primarily due to non-cash impairment charges and related write-offs in the current quarter for the Pilgrim and FitzPatrick plants totaling $(5.93)/share. Partially offsetting this decrease was a third quarter 2014 charge for an updated VY decommissioning cost study.

Utility As-Reported Net Revenue Variance Analysis 2015 vs. 2014 ($ EPS)
	Third Quarter	Year-to-Date
Weather	0.27	0.21
Sales growth/pricing	0.15	0.73
Other	(0.06)	(0.09)
Total	0.36	0.85

(c)
The current quarter and year-to date increases were due to favorable weather, an increase in industrial usage and pricing. The price variance included the Louisiana FRP rate adjustments for placing Ninemile 6 in rates and the EMI rate case. Year-to-date included higher volume from all classes.

(d)
The current quarter and year-to-date decreases were due to the retirement of VY at the end of 2014 along with lower realized nuclear capacity and energy pricing. Also contributing to the decreases in the year-to-date period was the negative net effect of mark-to-market activity in the current period compared to a positive contribution in the comparable period a year ago. Fewer refueling outage days provided a partial offset in both periods.

(e)
The current quarter and year-to-date decreases were due primarily to additions to plant (including Ninemile Unit 6 placed in service in December 2014) as well as higher depreciation rates implemented at EMI for 2015 (as approved by the MPSC).

(f)
The current quarter decrease was due partly to lower decommissioning trust earnings (offset in net revenue), lower AFUDC equity and carrying charges recorded in 2014 on storm restoration costs related to Hurricane Isaac.

(g)
The current quarter and year-to-date decreases reflected regulatory compliance costs resulting from the NRC’s decision to move ANO into Column 4 of the reactor oversight process action matrix (approximately $21 million in third quarter 2015 and approximately $38 million in the year-to-date period). Also higher were expenses for distribution reliability. Year-to-date includes higher other nuclear and fossil expenses. Other non-fuel O&M changes with offsets in net revenue in the current and year-to date periods included transmission costs allocated by MISO and energy efficiency program costs.

(h)
The current quarter and year-to-date increases were attributable to the closure of VY at the end of 2014. Excluding VY, year-over-year non-fuel O&M was higher due to higher refueling outage amortization and fewer refueling outage days resulting in the lower deferral of costs for future amortization.

(i)	The year-to-date decrease was due primarily to higher earnings on investments in affiliate preferred membership interests (offset in Utility).

(j)	The year-to-date increase was due primarily to higher realized gains on decommissioning trusts, including the rebalancing of VY's decommissioning trust portfolio in the current year.

(k)
The year-to-date increase was attributable to a first quarter 2015 adjustment of approximately $24 million involving the reversal of a portion of the provision for uncertain tax provisions related to interest accrual. Partially offsetting was a state income tax benefit of approximately $10 million resulting from Act 55 storm securitization in third quarter 2014.

(l)	The year-to-date decrease was primarily due to higher payroll taxes and ad valorem tax assessments.

(m)	The year-to-date increase was mainly attributable to the absence of VY depreciation.

(n)	The year-to-date decrease resulted from net debt issuances in fourth quarter 2014.

See webcast appendix for more details on the effects of the VY closure on EWC line item variances.

C: Utility Performance Measures
Appendix C-1 provides a comparative summary of Utility operational performance measures.

Appendix C-1: Utility Operational Performance Measures
Third Quarter and Year-to-Date 2015 vs. 2014

	Third Quarter				Year-to-Date
	2015	2014	% Change	% Weather Adjusted (o)	2015	2014	% Change	% Weather Adjusted (o)
GWh billed
Residential	11,887	10,869	9.4	(0.1)	28,683	28,162	1.9	0.4
Commercial	8,744	8,281	5.6	1.2	22,370	21,844	2.4	0.6
Governmental	692	659	5.0	4.9	1,886	1,829	3.1	2.9
Industrial	12,087	11,620	4.0	4.0	33,230	32,635	1.8	1.8
Total Retail Sales	33,410	31,429	6.3	1.8	86,169	84,470	2.0	1.0
Wholesale	2,586	2,075	24.6		7,535	6,357	18.5
Total Sales	35,996	33,504	7.4		93,704	90,827	3.2
Number of electric retail customers
Residential					2,434,079	2,411,773	0.9
Commercial					348,920	345,338	1.0
Governmental					17,779	17,314	2.7
Industrial					49,941	49,868	0.1
Total Retail Customers					2,850,719	2,824,293	0.9
Net Revenue ($ millions)	1,750	1,646	6.3		4,648	4,401	5.6
As-reported non-fuel O&M per MWh	$18.42	$18.42	—		$20.17	$19.02	6.0
Operational non-fuel O&M per MWh	$18.42	$18.40	0.1		$20.17	$18.91	6.7

(o)
The effects of weather are estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

See webcast presentation appendix slides for information on select regulatory cases.

Appendix
D: EWC Performance Measures
Appendix D-1 provides a comparative summary of EWC operational performance measures.

Appendix D-1: EWC Operational Performance Measures
Third Quarter and Year-to-Date 2015 vs. 2014
	Third Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change
Owned capacity (MW) (p)	5,463	6,068	(10.0)	5,463	6,068	(10.0)
GWh billed	10,748	11,328	(5.1)	29,918	32,874	(9.0)
As-reported average total revenue per MWh	$48.54	$53.47	(9.2)	$53.60	$63.75	(15.9)
Adjusted average total revenue per MWh (q)	$48.19	$53.11	(9.3)	$53.22	$63.37	(16.0)
Net revenue ($ millions)	410	485	(15.5)	1,287	1,704	(24.5)
As-reported non-fuel O&M per MWh	$23.79	$26.07	(8.7)	$25.16	$26.05	(3.4)
Operational non-fuel O&M per MWh (r)	$23.63	$25.18	(6.2)	$24.80	$25.21	(1.6)

EWC Nuclear Fleet
Capacity factor	92%	90%	2.2	90%	89%	1.1
GWh billed	9,125	9,950	(8.3)	26,298	29,618	(11.2)
As-reported average total revenue per MWh	$50.41	$53.66	(6.1)	$53.96	$63.34	(14.8)
Adjusted average total revenue per MWh (s)	$49.99	$53.24	(6.1)	$53.53	$62.93	(14.9)
Production cost per MWh	$26.90	$27.37	(1.7)	$26.24	$26.54	(1.1)
Net revenue ($ millions)	395	470	(16.0)	1,242	1,660	(25.2)
Refueling outage days
FitzPatrick	—	37		—	37
Indian Point 2	—	—		—	24
Indian Point 3	—	—		23	—
Palisades (t)	13	—		13	56
Pilgrim	—	—		34	—

(p)	Third quarter and year-to-date 2014 include capacity for VY, which was retired in December 2014 (605 MW).

(q)	Excluding VY, $55.28/MWh and $62.97/MWh in third quarter and year-to-date 2014 periods.

(r)	Excluding VY, $24.44/MWh and $24.67/MWh in third quarter and year-to-date 2014 periods.

(s)	Excluding VY, $55.78/MWh and $62.40/MWh in third quarter and year-to-date 2014 periods.

(t)	Palisades had 19 refueling outage days in fourth quarter 2015.

See webcast presentation appendix slides for EWC hedging and price disclosures.

E: Financial Performance Measures
Appendix E provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix G.

Appendix E: GAAP and Non-GAAP Financial Performance Measures
Third Quarter 2015 vs. 2014

For 12 months ending Sept. 30	2015	2014	Change
GAAP Measures
ROIC - as-reported	1.1%	5.8%	(4.7%)
ROE - as-reported	(1.6%)	9.9%	(11.5%)
Book value per share	$51.33	$56.49	($5.16)
End of period shares outstanding (millions)	178.4	179.6	(1.2)
Non-GAAP Measures
ROIC - operational	5.6%	6.3%	(0.7%)
ROE - operational	9.6%	11.2%	(1.6%)

As of Sept. 30 ($ in millions)	2015	2014	Change
GAAP Measures
Cash and cash equivalents	1,041	1,069	(28)
Revolver capacity	3,869	3,975	(106)
Commercial paper outstanding	664	776	(112)
Total debt	14,144	13,673	471
Securitization debt	814	814	—
Debt to capital ratio	60.2%	56.7%	3.5%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	78	83	(5)
Leases - Entergy’s share	422	456	(34)
Power purchase agreements accounted for as leases	224	224	—
Total off-balance sheet liabilities	724	763	(39)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	58.7%	55.2%	3.5%
Gross liquidity	4,910	5,044	(134)
Net debt to net capital ratio, excluding securitization debt	56.7%	53.0%	3.7%
Parent debt to total debt ratio, excluding securitization debt	20.9%	19.6%	1.3%
Debt to operational adjusted EBITDA, excluding securitization debt	3.9	3.6	0.3
Operational FFO to debt ratio, excluding securitization debt	25.4%	29.4%	(4.0%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures which are referenced in the quarterly materials. Non-GAAP measures are included in these quarterly materials to provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed, excluding revenue from investments in wind generation accounted for under the equity method of accounting
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA
Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power and investments in wind generation accounted for under the equity method of accounting

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; VY (nuclear) was retired on Dec. 29, 2014 (605 MW)
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming shutdown of Pilgrim June 1, 2019 and FitzPatrick at the end of January 2017, excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming shutdown of Pilgrim June 1, 2019 and FitzPatrick at the end of January 2017, uninterrupted normal plant operation and timely renewal of plant operating licenses at IPEC

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is on operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling Net Income divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI, investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational Net Income adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational Net Income divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
AFUDC-borrowed funds	Allowance for borrowed funds used during construction	ISO-NE	ISO New England
		LHV	Lower Hudson Valley
		LPSC	Louisiana Public Service Commission
AFUDC-equity funds	Allowance for equity funds used during construction	LTM	Last twelve months
		MISO	Midcontinent Independent System Operator, Inc.
ADIT	Accumulated deferred income taxes	MPSC	Mississippi Public Service Commission
ALJ	Administrative law judge	NEPOOL	New England Power Pool
ANO	Arkansas Nuclear One (nuclear)	Ninemile 6 Non-fuel O&M	Ninemile Point Unit 6 Non-fuel O&M
APSC	Arkansas Public Service Commission	NRC NYISO	Nuclear Regulatory Commission New York Independent System Operator, Inc.
ARO	Asset retirement obligation
BTA	Best technology available	NYPA	New York Power Authority
CCGT	Combined cycle gas turbine	NYS	New York State
CCNO	Council of the City of New Orleans, Louisiana	NYSDEC	New York State Department of Environmental Conservation
COD	Commercial operation date	NYSDOS	New York State Department of State
CZM	Coastal zone management	NYSE	New York Stock Exchange
DCRF DOJ EAI EBITDA	Distribution cost recovery factor U.S. Department of Justice Entergy Arkansas, Inc. Earnings before interest, income taxes, depreciation and amortization	O&M	Operation and maintenance expense
		OCF	Operating cash flow
EEI	Edison Electric Institute	OPEB	Other post-employment benefits
EGSL	Entergy Gulf States Louisiana, L.L.C.	Palisades	Palisades Power Plant (nuclear)
ELL	Entergy Louisiana, LLC	Pilgrim	Pilgrim Nuclear Power Station (nuclear)
EMI	Entergy Mississippi, Inc.	PPA	Power purchase agreement
ENOI	Entergy New Orleans, Inc.	PUCT	Public Utility Commission of Texas
EPA	Environmental Protection Agency	RFO	Refueling outage
EPS	Earnings per share	RFP	Request for proposal
ETI	Entergy Texas, Inc.	RISEC	Rhode Island State Energy Center (CCGT)
ETR	Entergy Corporation	ROE	Return on equity
EWC	Entergy Wholesale Commodities	ROIC	Return on invested capital
FCA	Forward capacity auction	ROS	Rest of state
FERC	Federal Energy Regulatory Commission	RPCE	Rough production cost equalization
FFO	Funds from operations	SEC	U.S. Securities and Exchange Commission
Firm LD	Firm liquidated damages	SEMARI	Southeast Massachusetts/Rhode Island
FitzPatrick	James A. FitzPatrick Nuclear Power Plant	SERI	System Energy Resources, Inc.
FRP	Formula rate plan	SPDES	State Pollutant Discharge Elimination System
GAAP	Generally accepted accounting principles	SPP	Southwest Power Pool
HCM	Human Capital Management program	TCRF	Transmission cost recovery factor
HSR	Hart-Scott-Rodino	UP&O	Utility, Parent & Other
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	VY	Vermont Yankee Nuclear Power Station (nuclear)
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	WACC	Weighted-average cost of capital
IPEC	Indian Point Energy Center (nuclear)	WOTAB	West of the Atchafalaya Basin
ISES	Independence Steam Electric Station (coal)	WQC	Water Quality Certification
		YOY	Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		Third Quarter		Year-to-Date
		2015	2014	2015	2014
Utility
As-reported Utility non-fuel O&M	(A)	663,142	617,104	1,889,982	1,727,878
Special Items included in non-fuel O&M:
HCM implementation expenses		—	681	—	10,202
Total special items included in non-fuel O&M	(B)	—	681	—	10,202
Operational Utility non-fuel O&M	(A-B)	663,142	616,423	1,889,982	1,717,676
Utility billed sales (GWh)	(C)	35,996	33,504	93,704	90,827
As-reported Utility non-fuel O&M per MWh	(A/C)	18.42	18.42	20.17	19.02
Operational Utility non-fuel O&M per MWh	[(A-B)/(C)]	18.42	18.40	20.17	18.91

EWC
As-reported EWC non-fuel O&M	(D)	255,656	295,375	752,719	856,399
Special Items included in non-fuel O&M:
Decision to close VY		1,706	9,681	10,774	25,114
HCM implementation expenses		—	483	—	2,525
Total special items included in non-fuel O&M	(E)	1,706	10,164	10,774	27,639
Operational EWC non-fuel O&M	(D-E)	253,950	285,211	741,945	828,760
EWC billed sales (GWh)	(F)	10,748	11,328	29,918	32,874
As-reported EWC non-fuel O&M per MWh	(D/F)	23.79	26.07	25.16	26.05
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	23.63	25.18	24.80	25.21

As-reported EWC operating revenue	(G)	521,746	605,740	1,603,643	2,095,752
Less Palisades below-market PPA amortization	(H)	3,800	4,124	11,400	12,372
Adjusted EWC operating revenue	(G-H)	517,946	601,616	1,592,243	2,083,380
As-reported EWC nuclear operating revenue	(I)	459,964	533,887	1,419,060	1,876,115
Less Palisades below-market PPA amortization	(H)	3,800	4,124	11,400	12,372
Adjusted EWC nuclear operating revenue	(I-H)	456,164	529,763	1,407,660	1,863,743
As-reported EWC average total revenue per MWh	(G)/(F)	48.54	53.47	53.60	63.75
Adjusted EWC average total revenue per MWh	[(G-H)/(F)]	48.19	53.11	53.22	63.37

EWC nuclear billed sales (GWh)	(J)	9,125	9,950	26,298	29,618
As-reported EWC nuclear average total revenue per MWh	(I)/(J)	50.41	53.66	53.96	63.34
Adjusted EWC nuclear average total revenue per MWh	[(I-H)/(J)]	49.99	53.24	53.53	62.93

VY operational non-fuel O&M	(K)		40,388		115,203
VY operating revenue	(L)		47,824		262,312
VY billed sales	(M)		1,310		3,953

Operational EWC non-fuel O&M per MWh excluding VY	[(D-E)-(K)]/[(F)-(M)]		24.44		24.67
Adjusted EWC average total revenue per MWh excluding VY	[(G-H)-(L)]/(F)-(M)]		55.28		62.97
Adjusted EWC nuclear average total revenue per MWh excluding VY	[(I-H)-(L)]/(J)-(M)]		55.78		62.40
Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)		Third Quarter
		2015	2014
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(156)	968
Preferred dividends		19	19
Tax effected interest expense		396	383
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	259	1,370

Special items, rolling 12 months		(21)	(52)
Pilgrim/FitzPatrick asset impairments and related write-offs		(1,063)	—
Decision to close VY		(1)	(74)
HCM implementation expenses		—	(1)
Total special items, rolling 12 months	(C)	(1,085)	(127)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,344	1,497

Operational earnings, rolling 12 months	(A-C)	929	1,095

Average invested capital	(D)	23,819	23,720

Average common equity	(E)	9,653	9,779

ROIC - as-reported %	(B/D)	1.1	5.8
ROIC - operational %	[(B-C)/D]	5.6	6.3
ROE - as-reported %	(A/E)	(1.6)	9.9
ROE - operational %	[(A-C)/E]	9.6	11.2
Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)		Third Quarter
		2015	2014
Total debt	(A)	14,144	13,673
Less securitization debt	(B)	814	814
Total debt, excluding securitization debt	(C)	13,330	12,859
Less cash and cash equivalents	(D)	1,041	1,069
Net debt, excluding securitization debt	(E)	12,289	11,790

Total capitalization	(F)	23,512	24,127
Less securitization debt	(B)	814	814
Total capitalization, excluding securitization debt	(G)	22,698	23,313
Less cash and cash equivalents	(D)	1,041	1,069
Net capital, excluding securitization debt	(H)	21,657	22,244

Debt to capital ratio %	(A/F)	60.2	56.7
Debt to capital ratio, excluding securitization debt %	(C/G)	58.7	55.2
Net debt to net capital ratio, excluding securitization debt %	(E/H)	56.7	53.0

Revolver capacity	(I)	3,869	3,975

Gross liquidity	(D+I)	4,910	5,044

Entergy Corporation notes:
Due July 2022		650	—
Due September 2015		—	550
Due January 2017		500	500
Due September 2020		450	450
Total parent long-term debt	(J)	1,600	1,500
Revolver draw	(K)	525	245
Commercial paper	(L)	664	776
Total parent debt	(J)+(K)+(L)	2,789	2,521

Parent debt to total debt ratio, excluding securitization debt %	[((J)+(K)+(L))/(C)]	20.9%	19.6%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)		Third Quarter
		2015	2014
Total debt	(A)	14,144	13,673
Less securitization debt	(B)	814	814
Total debt, excluding securitization debt	(C)	13,330	12,859
As-reported consolidated net income (loss), rolling 12 months		(156)	968
Add back: interest expense, rolling 12 months		644	623
Add back: income tax expense, rolling 12 months		(35)	519
Add back: depreciation and amortization, rolling 12 months		1,333	1,330
Add back: regulatory charges (credits), rolling 12 months		29	16
Subtract: securitization proceeds, rolling 12 months		134	132
Subtract: interest and investment income, rolling 12 months		186	206
Subtract: AFUDC - equity funds, rolling 12 months		56	66
Add back: decommissioning expense, rolling 12 months		279	264
Adjusted EBITDA, rolling 12 months	(D)	1,718	3,316
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)		—	6
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		3	55
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)		31	186
Add back: special item for Pilgrim/FitzPatrick asset impairments and related write-offs		1,642	—
Operational adjusted EBITDA, rolling 12 months	(E)	3,394	3,563
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	3.9	3.6

Net cash flow provided by operating activities, rolling 12 months	(F)	3,348	3,881
AFUDC borrowed funds used during construction, rolling 12 months	(G)	(29)	(31)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		(5)	(26)
Fuel inventory		(34)	18
Accounts payable		(63)	135
Prepaid taxes and taxes accrued		25	(117)
Interest accrued		(5)	18
Other working capital accounts		(17)	11
Securitization regulatory charge		104	99
Total	(H)	5	138
FFO, rolling 12 months	(F)+(G)-(H)	3,314	3,712
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)			8
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		11	52
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)		56	8
Operational FFO, rolling 12 months	(I)	3,381	3,780
Operational FFO to debt ratio, excluding securitization debt %	(I)/(C)	25.4%	29.4%
Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$69,786	$1,647	$8,203	$79,637
Temporary cash investments	760,047	17,503	183,412	960,961
Total cash and cash equivalents	829,833	19,150	191,615	1,040,598
Notes receivable	107,000	(631,998)	524,998	—
Accounts receivable:
Customer	664,636	—	141,328	805,964
Allowance for doubtful accounts	(39,581)	—	—	(39,581)
Associated companies	25,276	(26,152)	876	—
Other	181,885	—	9,100	190,984
Accrued unbilled revenues	375,772	—	—	375,772
Total accounts receivable	1,207,988	(26,152)	151,304	1,333,139
Deferred fuel costs	54,431	—	—	54,431
Accumulated deferred income taxes	2,698	—	253	2,951
Fuel inventory - at average cost	202,650	—	10,363	213,012
Materials and supplies - at average cost	631,898	—	249,610	881,508
Deferred nuclear refueling outage costs	97,727	—	93,866	191,594
Prepayments and other	220,329	(4,496)	184,279	400,113
TOTAL	3,354,554	(643,496)	1,406,288	4,117,346

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,673)	36,572	36,684
Decommissioning trust funds	2,421,300	—	2,769,792	5,191,092
Non-utility property - at cost (less accumulated depreciation)	206,858	3,649	7,250	217,756
Other	465,807	—	8,382	474,190
TOTAL	4,484,751	(1,387,024)	2,821,996	5,919,722

PROPERTY, PLANT, AND EQUIPMENT

Electric	40,831,406	3,562	3,909,117	44,744,086
Property under capital lease	944,774	—	—	944,774
Natural gas	389,175	—	—	389,175
Construction work in progress	1,077,774	250	346,840	1,424,863
Nuclear fuel	842,369	—	516,857	1,359,226
TOTAL PROPERTY, PLANT AND EQUIPMENT	44,085,498	3,812	4,772,814	48,862,124
Less - accumulated depreciation and amortization	19,601,976	208	1,273,389	20,875,573
PROPERTY, PLANT AND EQUIPMENT - NET	24,483,522	3,604	3,499,425	27,986,551

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	785,753	—	—	785,753
Other regulatory assets	4,825,115	—	—	4,825,115
Deferred fuel costs	238,837	—	—	238,837
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	13,940	487	38,169	52,596
Other	179,177	18,566	540,769	738,513
TOTAL	6,416,921	19,053	582,011	7,017,986

TOTAL ASSETS	$38,739,748	$(2,007,863)	$8,309,720	$45,041,605

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$257,129	$—	$21,585	$278,714
Notes payable and commercial paper:
Associated companies	—	(213,393)	213,393	—
Other	118,461	663,560	—	782,022
Account payable:
Associated companies	16,752	(30,990)	14,238	—
Other	798,925	419	242,829	1,042,173
Customer deposits	419,963	—	—	419,963
Taxes accrued	270,942	(416,710)	382,105	236,337
Accumulated deferred income taxes	47,315	2,084	44,160	93,558
Interest accrued	157,661	13,193	788	171,642
Deferred fuel costs	157,011	—	—	157,011
Obligations under capital leases	2,657	—	—	2,657
Pension and other postretirement liabilities	44,571	—	10,016	54,587
Other	181,684	992	32,485	215,162
TOTAL	2,473,071	19,155	961,599	3,453,826

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,771,891	728,617	192,830	8,693,338
Accumulated deferred investment tax credits	247,001	—	—	247,001
Obligations under capital leases	27,697	—	—	27,697
Other regulatory liabilities	1,258,329	—	—	1,258,329
Decommissioning and retirement cost liabilities	2,658,437	—	2,010,384	4,668,821
Accumulated provisions	468,641	—	4,690	473,330
Pension and other postretirement liabilities	2,513,459	—	820,605	3,334,064
Long-term debt	10,868,330	2,123,935	60,282	13,052,547
Other	743,924	(591,063)	311,906	464,767
TOTAL	26,557,709	2,261,489	3,400,697	32,219,894

Subsidiaries' preferred stock without sinking fund	186,511	—	24,249	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,161,268	(2,359,823)	201,103	2,548
Paid-in capital	2,461,136	1,512,748	1,405,063	5,378,947
Retained earnings	5,180,987	1,991,109	2,273,873	9,445,969
Accumulated other comprehensive income (loss)	(160,934)	—	43,136	(117,798)
Less - treasury stock, at cost (76,365,988 shares in 2015)	120,000	5,432,541	—	5,552,541
Total common shareholders' equity	9,522,457	(4,288,507)	3,923,175	9,157,125
Subsidiaries' preferred stock without sinking fund	—	—	—	—
TOTAL	9,522,457	(4,288,507)	3,923,175	9,157,125

TOTAL LIABILITIES AND EQUITY	$38,739,748	$(2,007,863)	$8,309,720	$45,041,605

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$109,253	$4,306	$17,768	$131,327
Temporary cash investments	864,162	11,606	414,931	1,290,699
Total cash and cash equivalents	973,415	15,912	432,699	1,422,026
Notes receivable	—	(521,183)	521,183	—
Accounts receivable:
Customer	473,695	—	123,222	596,917
Allowance for doubtful accounts	(35,663)	—	—	(35,663)
Associated companies	28,475	(30,281)	1,806	—
Other	198,525	11,315	10,502	220,342
Accrued unbilled revenues	321,659	—	—	321,659
Total accounts receivable	986,691	(18,966)	135,530	1,103,255
Deferred fuel costs	155,140	—	—	155,140
Accumulated deferred income taxes	107,482	(139,913)	60,214	27,783
Fuel inventory - at average cost	193,710	—	11,724	205,434
Materials and supplies - at average cost	602,656	—	315,928	918,584
Deferred nuclear refueling outage costs	86,753	—	127,435	214,188
Prepayments and other	155,219	(4,784)	192,788	343,223
TOTAL	3,261,066	(668,934)	1,797,501	4,389,633

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	36,122	36,234
Decommissioning trust funds	2,471,082	—	2,899,850	5,370,932
Non-utility property - at cost (less accumulated depreciation)	201,618	4,261	7,912	213,791
Other	396,102	—	9,067	405,169
TOTAL	4,459,588	(1,386,413)	2,952,951	6,026,126

PROPERTY, PLANT, AND EQUIPMENT

Electric	39,845,364	3,402	5,032,653	44,881,419
Property under capital lease	945,784	—	—	945,784
Natural gas	377,565	—	—	377,565
Construction work in progress	970,629	289	455,063	1,425,981
Nuclear fuel	839,694	—	702,361	1,542,055
TOTAL PROPERTY, PLANT AND EQUIPMENT	42,979,036	3,691	6,190,077	49,172,804
Less - accumulated depreciation and amortization	19,007,189	204	1,442,465	20,449,858
PROPERTY, PLANT AND EQUIPMENT - NET	23,971,847	3,487	4,747,612	28,722,946

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	836,064	—	—	836,064
Other regulatory assets	4,968,553	—	—	4,968,553
Deferred fuel costs	238,102	—	—	238,102
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	9,804	1,825	36,722	48,351
Other	176,186	3,080	741,641	920,907
TOTAL	6,602,808	4,905	781,436	7,389,149

TOTAL ASSETS	$38,295,309	$(2,046,955)	$10,279,500	$46,527,854

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$327,790	$550,000	$21,585	$899,375
Notes payable and commercial paper:
Associated companies	—	(238,196)	238,196	—
Other	114,417	483,990	—	598,407
Account payable:
Associated companies	19,617	(39,323)	19,706	—
Other	889,763	332	276,336	1,166,431
Customer deposits	412,166	—	—	412,166
Taxes accrued	88,681	19,887	19,540	128,108
Accumulated deferred income taxes	20,653	17,386	—	38,039
Interest accrued	181,359	24,550	101	206,010
Deferred fuel costs	91,602	—	—	91,602
Obligations under capital leases	2,508	—	—	2,508
Pension and other postretirement liabilities	47,269	—	10,725	57,994
Other	148,473	2,339	97,439	248,251
TOTAL	2,344,298	820,965	683,628	3,848,891

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,780,487	88,150	1,264,524	9,133,161
Accumulated deferred investment tax credits	247,521	—	—	247,521
Obligations under capital leases	29,710	—	—	29,710
Other regulatory liabilities	1,383,609	—	—	1,383,609
Decommissioning and retirement cost liabilities	2,540,529	—	1,917,767	4,458,296
Accumulated provisions	413,842	—	4,286	418,128
Pension and other postretirement liabilities	2,767,800	—	870,495	3,638,295
Long-term debt	10,797,389	1,644,667	58,053	12,500,109
Other	803,136	(584,460)	338,973	557,649
TOTAL	26,764,023	1,148,357	4,454,098	32,366,478

Subsidiaries' preferred stock without sinking fund	186,511	—	24,249	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	(2,359,824)	201,104	2,548
Paid-in capital	2,458,397	1,239,983	1,676,973	5,375,353
Retained earnings	4,572,383	2,481,090	3,116,184	10,169,657
Accumulated other comprehensive income (loss)	(165,571)	—	123,264	(42,307)
Less - treasury stock, at cost (75,512,079 shares in 2014)	120,000	5,377,526	—	5,497,526
Total common shareholders' equity	8,906,477	(4,016,277)	5,117,525	10,007,725
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,000,477	(4,016,277)	5,117,525	10,101,725

TOTAL LIABILITIES AND EQUITY	$38,295,309	$(2,046,955)	$10,279,500	$46,527,854

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,825,164	$(21)	$—	$2,825,143
Natural gas	24,517	—	—	24,517
Competitive businesses	—	—	521,746	521,746
Total	2,849,681	(21)	521,746	3,371,406

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	654,579	(21)	84,891	739,449
Purchased power	422,693	25	27,066	449,784
Nuclear refueling outage expenses	30,094	—	38,483	68,577
Other operation and maintenance	633,048	2,164	217,173	852,385
Asset write-offs, impairments and related charges	—	—	1,642,204	1,642,204
Decommissioning	35,978	—	32,910	68,888
Taxes other than income taxes	135,032	212	22,890	158,134
Depreciation and amortization	273,937	489	60,415	334,841
Other regulatory charges (credits) - net	22,160	—	—	22,160
Total	2,207,521	2,869	2,126,032	4,336,422

OPERATING INCOME (LOSS)	642,160	(2,890)	(1,604,286)	(965,016)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,129	—	—	14,129
Interest and investment income	46,979	(37,338)	29,413	39,054
Miscellaneous - net	(5,086)	(1,100)	(3,819)	(10,005)
Total	56,022	(38,438)	25,594	43,178

INTEREST EXPENSE
Interest expense	142,261	21,857	7,231	171,349
Allowance for borrowed funds used during construction	(7,289)	—	—	(7,289)
Total	134,972	21,857	7,231	164,060

INCOME (LOSS) BEFORE INCOME TAXES	563,210	(63,185)	(1,585,923)	(1,085,898)

Income taxes	198,945	(12,097)	(554,513)	(367,665)

CONSOLIDATED NET INCOME (LOSS)	364,265	(51,088)	(1,031,410)	(718,233)

Preferred dividend requirements of subsidiaries	4,247	—	547	4,794

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$360,018	$(51,088)	$(1,031,957)	$(723,027)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$2.01	($0.29)	($5.76)	($4.04)
DILUTED	$2.01	($0.29)	($5.76)	($4.04)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,151,832
DILUTED				179,151,832
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,824,049	$6	$—	$2,824,055
Natural gas	28,039	—	—	28,039
Competitive businesses	—	276	605,740	606,016
Total	2,852,088	282	605,740	3,458,110

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	761,913	(34)	97,022	858,901
Purchased power	440,791	161	24,154	465,106
Nuclear refueling outage expenses	30,763	—	40,888	71,651
Other operation and maintenance	586,341	1,111	254,487	841,939
Asset write-offs, impairments and related charges	60,857	—	102,978	163,835
Decommissioning	33,130	—	35,240	68,370
Taxes other than income taxes	126,951	205	32,579	159,735
Depreciation and amortization	259,590	866	71,623	332,079
Other regulatory charges (credits) - net	3,635	—	—	3,635
Total	2,303,971	2,309	658,971	2,965,251

OPERATING INCOME	548,117	(2,027)	(53,231)	492,859

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,737	—	—	16,737
Interest and investment income	58,536	(37,645)	28,656	49,547
Miscellaneous - net	(3,499)	(1,132)	(2,013)	(6,644)
Total	71,774	(38,777)	26,643	59,640

INTEREST EXPENSE
Interest expense	141,104	19,591	3,787	164,482
Allowance for borrowed funds used during construction	(8,664)	—	—	(8,664)
Total	132,440	19,591	3,787	155,818

INCOME BEFORE INCOME TAXES	487,451	(60,395)	(30,375)	396,681

Income taxes	172,188	(12,726)	2,303	161,765

CONSOLIDATED NET INCOME	315,263	(47,669)	(32,678)	234,916

Preferred dividend requirements of subsidiaries	4,332	—	547	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$310,931	$(47,669)	$(33,225)	$230,037

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.73	($0.27)	($0.18)	$1.28
DILUTED	$1.72	($0.27)	($0.18)	$1.27

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,610,067
DILUTED				180,527,116
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,289,331	$(51)	$—	$7,289,280
Natural gas	111,805	—	—	111,805
Competitive businesses	—	—	1,603,643	1,603,643
Total	7,401,136	(51)	1,603,643	9,004,728

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,658,220	(51)	261,436	1,919,605
Purchased power	1,059,325	55	55,356	1,114,736
Nuclear refueling outage expenses	89,642	—	110,933	200,575
Other operation and maintenance	1,800,340	8,242	641,786	2,450,368
Asset write-offs, impairments and related charges	—	—	1,642,204	1,642,204
Decommissioning	106,224	—	101,393	207,617
Taxes other than income taxes	387,779	1,234	83,022	472,035
Depreciation and amortization	819,143	1,524	186,514	1,007,181
Other regulatory charges (credits) - net	35,271	—	—	35,271
Total	5,955,944	11,004	3,082,644	9,049,592

OPERATING INCOME (LOSS)	1,445,192	(11,055)	(1,479,001)	(44,864)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,841	—	—	37,841
Interest and investment income	142,720	(111,678)	115,851	146,893
Miscellaneous - net	(12,389)	(5,335)	(17,045)	(34,769)
Total	168,172	(117,013)	98,806	149,965

INTEREST EXPENSE
Interest expense	428,770	55,824	18,952	503,546
Allowance for borrowed funds used during construction	(19,450)	—	—	(19,450)
Total	409,320	55,824	18,952	484,096

INCOME (LOSS) BEFORE INCOME TAXES	1,204,044	(183,892)	(1,399,147)	(378,995)

Income taxes	407,993	(37,783)	(487,622)	(117,412)

CONSOLIDATED NET INCOME (LOSS)	796,051	(146,109)	(911,525)	(261,583)

Preferred dividend requirements of subsidiaries	12,912	—	1,640	14,552

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$783,139	$(146,109)	$(913,165)	$(276,135)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$4.36	($0.81)	($5.09)	($1.54)
DILUTED	$4.36	($0.81)	($5.09)	($1.54)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,442,172
DILUTED				179,442,172
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,424,460	$(100)	$—	$7,424,360
Natural gas	141,727	—	—	141,727
Competitive businesses	—	1,764	2,095,752	2,097,516
Total	7,566,187	1,664	2,095,752	9,663,603

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,684,109	(138)	322,840	2,006,811
Purchased power	1,488,388	16	69,227	1,557,631
Nuclear refueling outage expenses	87,878	—	109,814	197,692
Other operation and maintenance	1,640,000	6,005	746,585	2,392,590
Asset write-offs, impairments and related charges	60,857	—	106,915	167,772
Decommissioning	97,474	—	103,944	201,418
Taxes other than income taxes	367,269	1,015	98,655	466,939
Depreciation and amortization	776,893	2,946	212,705	992,544
Other regulatory charges (credits) - net	(7,010)	—	—	(7,010)
Total	6,195,858	9,844	1,770,685	7,976,387

OPERATING INCOME	1,370,329	(8,180)	325,067	1,687,216

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	46,654	—	—	46,654
Interest and investment income	132,874	(100,570)	76,736	109,040
Miscellaneous - net	(12,829)	(7,519)	(12,677)	(33,025)
Total	166,699	(108,089)	64,059	122,669

INTEREST EXPENSE
Interest expense	418,254	61,011	12,094	491,359
Allowance for borrowed funds used during construction	(24,199)	—	—	(24,199)
Total	394,055	61,011	12,094	467,160

INCOME BEFORE INCOME TAXES	1,142,973	(177,280)	377,032	1,342,725

Income taxes	410,135	(43,438)	140,777	507,474

CONSOLIDATED NET INCOME	732,838	(133,842)	236,255	835,251

Preferred dividend requirements of subsidiaries	13,016	—	1,641	14,657

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$719,822	$(133,842)	$234,614	$820,594

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.02	($0.75)	$1.31	$4.58
DILUTED	$4.00	($0.74)	$1.30	$4.56

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,256,975
DILUTED				179,867,018
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,456,898	$(77)	$—	$9,456,821
Natural gas	151,872	—	—	151,872
Competitive businesses	—	58	2,227,295	2,227,353
Total	9,608,770	(19)	2,227,295	11,836,046

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,193,747	(77)	351,682	2,545,352
Purchased power	1,404,203	81	68,234	1,472,518
Nuclear refueling outage expenses	120,121	—	150,441	270,562
Other operation and maintenance	2,436,604	12,517	919,196	3,368,317
Asset write-offs, impairments and related charges	11,368	—	1,642,816	1,654,184
Decommissioning	139,860	—	138,959	278,819
Taxes other than income taxes	493,239	1,375	115,088	609,702
Depreciation and amortization	1,081,262	2,284	249,727	1,333,273
Other regulatory charges (credits) - net	28,509	—	—	28,509
Total	7,908,913	16,180	3,636,143	11,561,236

OPERATING INCOME	1,699,857	(16,199)	(1,408,848)	274,810

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	55,989	—	—	55,989
Interest and investment income	181,063	(148,597)	153,073	185,539
Miscellaneous - net	(10,200)	(7,207)	(26,353)	(43,760)
Total	226,852	(155,804)	126,720	197,768

INTEREST EXPENSE
Interest expense	575,821	73,945	23,503	673,269
Allowance for borrowed funds used during construction	(28,827)	—	—	(28,827)
Total	546,994	73,945	23,503	644,442

INCOME (LOSS) BEFORE INCOME TAXES	1,379,715	(245,948)	(1,305,631)	(171,864)

Income taxes	470,006	(53,506)	(451,788)	(35,288)

CONSOLIDATED NET INCOME (LOSS)	909,709	(192,442)	(853,843)	(136,576)

Preferred dividend requirements of subsidiaries	17,244	—	2,188	19,432

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$892,465	$(192,442)	$(856,031)	$(156,008)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$4.97	($1.07)	($4.77)	($0.87)
DILUTED	$4.97	($1.07)	($4.77)	($0.87)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,644,669
DILUTED				179,644,669
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,536,951	$(1,520)	$—	$9,535,431
Natural gas	182,766	—	—	182,766
Competitive businesses	—	(621)	2,637,933	2,637,312
Total	9,719,717	(2,141)	2,637,933	12,355,509

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,211,594	(672)	423,513	2,634,435
Purchased power	1,789,849	(8,173)	78,869	1,860,545
Nuclear refueling outage expenses	121,472	—	141,081	262,553
Other operation and maintenance	2,227,211	12,407	1,047,807	3,287,425
Asset write-offs, impairments and related charges	70,268	2,790	144,746	217,804
Decommissioning	127,359	—	136,822	264,181
Taxes other than income taxes	482,077	1,318	130,960	614,355
Depreciation and amortization	1,052,198	3,946	273,904	1,330,048
Other regulatory charges (credits) - net	15,673	—	—	15,673
Total	8,097,701	11,616	2,377,702	10,487,019

Gain on sale of business	—	—	43,569	43,569

OPERATING INCOME	1,622,016	(13,757)	303,800	1,912,059

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	66,031	—	—	66,031
Interest and investment income	194,976	(131,822)	142,909	206,063
Miscellaneous - net	(23,363)	(8,887)	(22,841)	(55,091)
Total	237,644	(140,709)	120,068	217,003

INTEREST EXPENSE
Interest expense	557,333	79,959	17,181	654,473
Allowance for borrowed funds used during construction	(31,267)	—	—	(31,267)
Total	526,066	79,959	17,181	623,206

INCOME BEFORE INCOME TAXES	1,333,594	(234,425)	406,687	1,505,856

Income taxes	435,235	(44,255)	128,274	519,254

CONSOLIDATED NET INCOME	898,359	(190,170)	278,413	986,602

Preferred dividend requirements of subsidiaries	17,348	—	1,732	19,080

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$881,011	$(190,170)	$276,681	$967,522

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.92	($1.06)	$1.54	$5.40
DILUTED	$4.91	($1.06)	$1.54	$5.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,023,926
DILUTED				179,615,339
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)
	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(718,233)	$234,916	$(953,149)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	542,802	543,577	(775)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(447,990)	122,811	(570,801)
Asset write-offs, impairments and related charges	1,642,204	102,978	1,539,226
Changes in working capital:
Receivables	(122,143)	(71,988)	(50,155)
Fuel inventory	(3,830)	(2,262)	(1,568)
Accounts payable	14,286	(86,864)	101,150
Prepaid taxes and taxes accrued	127,256	59,062	68,194
Interest accrued	(15,384)	(5,439)	(9,945)
Deferred fuel costs	92,935	113,251	(20,316)
Other working capital accounts	(8,996)	111,510	(120,506)
Changes in provisions for estimated losses	62,164	283,199	(221,035)
Changes in other regulatory assets	30,459	120,985	(90,526)
Changes in other regulatory liabilities	(80,268)	(48,266)	(32,002)
Changes in pensions and other postretirement liabilities	(190,742)	(162,532)	(28,210)
Other	86,764	47,988	38,776
Net cash flow provided by operating activities	1,011,284	1,362,926	(351,642)
INVESTING ACTIVITIES
Construction/capital expenditures	(605,832)	(546,993)	(58,839)
Allowance for equity funds used during construction	14,263	17,560	(3,297)
Nuclear fuel purchases	(174,558)	(117,176)	(57,382)
Insurance proceeds received for property damages	—	5,124	(5,124)
Changes in securitization account	(15,360)	(11,895)	(3,465)
Payments to storm reserve escrow account	(65,267)	(270,546)	205,279
Decrease (increase) in other investments	38,699	177,862	(139,163)
Proceeds from nuclear decommissioning trust fund sales	539,217	465,287	73,930
Investment in nuclear decommissioning trust funds	(547,445)	(497,004)	(50,441)
Net cash flow used in investing activities	(816,283)	(777,781)	(38,502)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,340,250	435,455	904,795
Treasury stock	321	6,710	(6,389)
Retirement of long-term debt	(910,460)	(310,962)	(599,498)
Repurchase of common stock	(74,729)	—	(74,729)
Repurchase / redemption of preferred stock	(94,285)	—	(94,285)
Changes in credit borrowings and commercial paper - net	(157,951)	(147,899)	(10,052)
Other	(13,820)	3,952	(17,772)
Dividends paid:
Common stock	(149,009)	(149,080)	71
Preferred stock	(5,090)	(4,880)	(210)
Net cash flow used in financing activities	(64,773)	(166,704)	101,931
Net increase (decrease) in cash and cash equivalents	130,228	418,441	(288,213)
Cash and cash equivalents at beginning of period	910,370	650,068	260,302
Cash and cash equivalents at end of period	$1,040,598	$1,068,509	$(27,911)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$182,496	$163,353	$19,143
Income taxes	$5,012	$28,355	($23,343)

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)
	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(261,583)	$835,250	$(1,096,833)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,612,690	1,585,547	27,143
Deferred income taxes, investment tax credits, and non-current taxes accrued	(267,984)	480,382	(748,366)
Asset write-offs, impairments and related charges	1,642,204	106,915	1,535,289
Changes in working capital:
Receivables	(222,311)	(119,108)	(103,203)
Fuel inventory	(7,578)	29,863	(37,441)
Accounts payable	(90,309)	(40,167)	(50,142)
Prepaid taxes and taxes accrued	108,229	19,745	88,484
Interest accrued	(34,368)	(3,931)	(30,437)
Deferred fuel costs	165,384	(124,475)	289,859
Other working capital accounts	(133,142)	(4,095)	(129,047)
Changes in provisions for estimated losses	55,177	287,513	(232,336)
Changes in other regulatory assets	155,244	147,055	8,189
Changes in other regulatory liabilities	(95,327)	41,594	(136,921)
Changes in pensions and other postretirement liabilities	(307,638)	(291,454)	(16,184)
Other	30,957	(59,145)	90,102
Net cash flow provided by operating activities	2,349,645	2,891,489	(541,844)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,701,758)	(1,506,611)	(195,147)
Allowance for equity funds used during construction	39,428	49,137	(9,709)
Nuclear fuel purchases	(340,262)	(353,472)	13,210
Proceeds from sale of assets	—	10,100	(10,100)
Insurance proceeds received for property damages	12,745	33,350	(20,605)
Changes in securitization account	(8,756)	(4,908)	(3,848)
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(68,956)	(274,170)	205,214
Decrease (increase) in other investments	(15,323)	37,090	(52,413)
Proceeds from nuclear decommissioning trust fund sales	1,487,759	1,446,817	40,942
Investment in nuclear decommissioning trust funds	(1,520,461)	(1,533,774)	13,313
Net cash flow used in investing activities	(2,186,374)	(2,168,441)	(17,933)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,205,884	1,667,616	538,268
Treasury stock	24,218	88,068	(63,850)
Retirement of long-term debt	(2,295,118)	(1,535,695)	(759,423)
Repurchase of common stock	(99,807)	(18,259)	(81,548)
Repurchase / redemption of preferred stock	(94,285)	—	(94,285)
Changes in credit borrowings and commercial paper - net	183,627	(155,437)	339,064
Other	(7,102)	20,982	(28,084)
Dividends paid:
Common stock	(447,268)	(446,308)	(960)
Preferred stock	(14,848)	(14,632)	(216)
Net cash flow used in financing activities	(544,699)	(393,665)	(151,034)
Net increase (decrease) in cash and cash equivalents	(381,428)	329,383	(710,811)
Cash and cash equivalents at beginning of period	1,422,026	739,126	682,900
Cash and cash equivalents at end of period	$1,040,598	$1,068,509	$(27,911)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$523,489	$476,100	$47,389
Income taxes	$95,779	$47,860	$47,919

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)
	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$(136,576)	$986,602	$(1,123,178)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,155,035	2,124,638	30,397
Deferred income taxes, investment tax credits, and non-current taxes accrued	(151,431)	618,119	(769,550)
Asset write-offs, impairments and related charges	1,658,816	156,947	1,501,869
Gain on sale of business	—	(43,569)	43,569
Changes in working capital:
Receivables	(4,710)	(25,880)	21,170
Fuel inventory	(33,917)	18,315	(52,232)
Accounts payable	(63,138)	134,895	(198,033)
Prepaid taxes and taxes accrued	25,499	(116,731)	142,230
Interest accrued	(5,424)	17,988	(23,412)
Deferred fuel costs	219,168	(85,880)	305,048
Other working capital accounts	(16,657)	10,890	(27,547)
Changes in provisions for estimated losses	69,535	286,868	(217,333)
Changes in other regulatory assets	(1,053,348)	1,079,513	(2,132,861)
Changes in other regulatory liabilities	(49,267)	147,970	(197,237)
Changes in pensions and other postretirement liabilities	1,291,982	(1,676,303)	2,968,285
Other	(557,850)	246,867	(804,717)
Net cash flow provided by operating activities	3,347,717	3,881,249	(533,532)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,314,338)	(2,012,996)	(301,342)
Allowance for equity funds used during construction	58,666	69,415	(10,749)
Nuclear fuel purchases	(524,338)	(472,841)	(51,497)
Payment for purchase of plant	—	(17,300)	17,300
Proceeds from sale of assets and businesses	—	158,022	(158,022)
Insurance proceeds received for property damages	20,065	33,350	(13,285)
Changes in securitization account	(2,337)	(1,051)	(1,286)
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(70,843)	(276,004)	205,161
Decrease (increase) in other investments	(5,430)	(2,209)	(3,221)
Proceeds from nuclear decommissioning trust fund sales	1,913,057	2,414,658	(501,601)
Investment in nuclear decommissioning trust funds	(1,976,133)	(2,533,302)	557,169
Net cash flow used in investing activities	(2,972,421)	(2,712,258)	(260,163)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,638,337	2,487,635	1,150,702
Preferred stock of subsidiary	—	24,249	(24,249)
Treasury stock	131,016	91,875	39,141
Retirement of long-term debt	(3,082,736)	(2,244,135)	(838,601)
Repurchase of common stock	(264,819)	(18,259)	(246,560)
Repurchase / redemption of preferred stock	(94,285)	—	(94,285)
Changes in credit borrowings and commercial paper - net	(109,411)	(214,590)	105,179
Other	(4,505)	20,982	(25,487)
Dividends paid:
Common stock	(597,077)	(594,314)	(2,763)
Preferred stock	(19,727)	(18,965)	(762)
Net cash flow used in financing activities	(403,207)	(465,522)	62,315
Effect of exchange rates on cash and cash equivalents	—	(292)	292
Net increase in cash and cash equivalents	(27,911)	703,177	(731,088)
Cash and cash equivalents at beginning of period	1,068,509	365,332	703,177
Cash and cash equivalents at end of period	$1,040,598	$1,068,509	$(27,911)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$658,765	$611,151	$47,614
Income taxes	$125,718	$68,035	$57,683